SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                            Date of Report (Date of earliest event reported)           May 19, 2010

COMMUNITY ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53406	42-1663174
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
9595 Six Pines Drive, Suite 8210
The Woodlands, TX 77380
(Address of principal executive offices)

(905) 228-3290
(Registrant’s Telephone Number)

4980 Silver Pine Drive, Castle Rock, CO 80108
_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2010, our board appointed James Rowan to our board of directors.

James Rowan – Director

Mr. Rowan is one of our Directors.  He has many years of experience in the areas of product development, marketing, sales and technology.   From January 2008 to the present, Mr. Rowan acts as Chairman and CEO of Enviro-Energies Holdings, Inc., the primary company of the Enviro-Energies group of companies.  Also from December 1999 to Present Mr. Rowan founded and acted as Chief Technical Officer of Niagara Center Research, where he invented a number of items that have been patented including the MVAWT patent of Enviro-Energies. Prior to 1999, Mr. Rowan founded and acted as President of Co CanopCo Inc., Canada’s first Alternate Operator Services Provider, when that country’s telecommunications were deregulated.  CanopCo (since acquired by a conglomerate and renamed) provided operator assisted calls to payphone companies, hotels, CLEC’s and long distance providers. Mr. Rowan designed CanopCo’s operator services platform.  In 1996, Mr. Rowan wrote the book Call Center Continuity Planning published by Auerbach Publishing (CRC Press), co-authored with Sharon Rowan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Community Alliance, Inc.
/s/	James Rowan _________________________
By:	James Rowan
Its:	Director